Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "PERKO WORLDWIDE CORP." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-SECOND DAY OF APRIL, A.D. 2013.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "PERKO WORLDWIDE CORP." WAS INCORPORATED ON THE THIRD DAY OF JUNE, A.D. 2003.

3665687 8300

130466690

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 0376206

DATE: 04-22-13

PERKO WORLDWIDE CORP

A Delaware Corporation

Founded In 2003

By Incorporator: David E. Perko

Articles of Incorporation

And

Bylaws

ARTICLES OF INCORPORATION

OF

PERKO WORLDWIDE, CORP.

The undersigned subscriber to these Articles of Incorporation is a natural person competent to contract and hereby form a Corporation for profit under the appropriate State of Delaware Statutes.

ARTICLE 1 – NAME

The name of the Corporation is Perko Worldwide Corp., (thereinafter, "Corporation").

ARTIICLE 2 – PURPOSE OF PERKO WORLDWIDE CORP.

The Corporation shall engage in any activity or business permitted under the laws of the United States and of the State of Delaware; however, international shipping of containerized cargo, mail and parcels, and passengers transportation across oceans of the world are the Corporations core enterprises.

ARTICLE 3 – PRINCIPLE OFFICE

The address of the principal office and mailing address of the Perko Worldwide Corp is:
2650 SW 18th Street, Fort Lauderdale, FL 33312.

ARTICLE 4 – INCORPORATOR

The name and street address of the incorporator of Perko Worldwide Corp is:

David E. Perko
2650 SW 18th Street
Fort Lauderdale, FL 33312

ARTICLE 5 – OFFICERS

The officers of the Perko Worldwide Corp shall be:

President/CEO: David E. Perko

Secretary: David E. Perko

Treasurer: David E. Perko

ARTICLE 6 – DIRECTORS

Chairman: David E. Perko, 2650 SW 18th Street, Fort Lauderdale, FL
Members: Jonathan S. Williams, 2650 SW 18th Street, Fort Lauderdale, FL
Michelle A. Williams, 2650 SW 18th Street, Fort Lauderdale, FL

ARTICLE 7 – CORPORATE CAPITALIZATION

7.1 The maximum number of shares that Perko Worldwide Corp is authorized to have outstanding at any time is THIRTY TWO MILLION (32,000,000) shares, existing of TWENTY TWO MILLION (22,000,000) common stock, and TEN MILLION (10,000,000) preferred stock shares, each share having a par value set by the corporation until such time as the stock is publicly registered with the U.S. Securities and Exchange Commission after which the par value shall be determined by the market.

7.2 All holders' of common stock shares shall be identical with each other in every respect and be entitled to have limited voting rights on all shares and be entitled to one vote for each share on all matters on which the shareholders have the right to vote.

7.3 All holders' of preferred stock shares, shall have no voting rights whatsoever, but upon the dissolution of the Corporation, shall be entitled priority over common stock holders to receive the net assets of the Corporation. Preferred stock is issued to Founding Members and Executives of the Corporation only.

7.4 No holders of shares of stock of any class shall have any preemptive rights to subscribe to or purchase any additional shares of any class, any bond, or convertible securities of any nature; provided; however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, may confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

7.5 The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, securities convertible into shares of its stock any class, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the bylaws of the Corporation.

7.6 The Board of Directors of the Corporation may, by Restated Articles of Incorporation, create, classify or reclassify any un-issued stock from time to time by setting or changing preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms of conditions for stock redemption.

ARTICLE 8 – SHAREHOLDER' RESTRICTIVE AGREEMENT

All of the shares of stock in Perko Worldwide Corp may be subject to a Shareholders' Restrictive Agreement containing numerous restrictions on the rights of the Corporation and transfer ability of corporate stock. A copy of the Shareholders' Restrictive Agreement, if any, is on file at the principle offices of the Corporation.

ARTICLE 9 – POWERS OF THE CORPORATION

Perko Worldwide Corp has the rights the same as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitation or restrictions imposed by law or these Articles of Incorporation.

ARTICLE 10 – TERM OF EXISTENCE

Perko Worldwide Corp shall have perpetual existence.

ARTICLE 11 – REGISTERD OWNER(S)

The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name and shares or rights are registered in the books of the Corporation as the owners thereto, for all purposes, and except as may be agreed in writing by Perko Worldwide Corp, shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

ARTICLE 12 – OFFICE OF REGISTERD AGENT

The name and address of the Delaware registered office for Perko Worldwide Corp is: Harvard Business Services, Inc, located at: 25 Greystone Manor, Lewes, Delaware 19958. Their phone number is: (800) 345-2677.

ARTICLE 13 – BYLAWS

The Board of Directors of Perko Worldwide Corp shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Bylaws of the Corporation, with the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board at the time of such action shall be necessary to take any action for the making, alteration, amendment, or repeal of the Bylaws.

ARTICLE 14 – EFFECTIVE DATES

These Articles of Incorporation were immediately effective upon approval of the Secretary of State, State of Delaware in 2003. However, these Articles were last updated and rewritten in May 2010.

ARTICLE 15 – AMENDMENT

Perko Worldwide Corp reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, on in any amendment hereto, in any manner now or thereafter prescribed or permitted by the provisions or any applicable statue of the Security and Exchange Commission or the State of Delaware, and all rights conferred upon shareholders in these Articles of Incorporation or any amendment hereto are granted subject to these reservations.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, acknowledged and filed these Articles of Incorporation under the laws of the State of Delaware, this 3rd day of July 2003.

President/CEO: David E. Perko: ______________________

ACCEPTANCE OF REGISTERED AGENT DESIGNATED

Harvard Business Services, Inc having a business office identical with the registered office of the Corporation named above, and having been designated as the Registered Agent in the above foregoing Articles of Incorporation, is familiar with and accepts the obligation of the position of Registered Agent under the applicable provisions of the Delaware Statutes.

Harvard Business Services, Inc
Richard E. Bell, President and Secretary.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Perko Worldwide Corp. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Perko Worldwide Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH:" so that, as amended said Article shall be and read as follows:

"The total number of authorized shares which the corporation is authorized to issue is 75,000,000 shares of common stock having a par value of $1.00 per share and 10,000,000 shares of preferred stock having a par value of $0.01 per share"

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Perko Worldwide Corp. has caused this certificate to be signed by an authorized officer, this 20th day of Sept, 2013.

BY: David E Perko -Signature

Name: David E. Perko -please print

Title: President/Founder/CEO -please print